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                                     EXHIBIT 8.1

                         OPINION OF FREDERICK C. SUMMERS, III
                              A PROFESSIONAL CORPORATION

                                REGARDING TAX MATTERS




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                              FREDERICK C. SUMMERS, III
                              A PROFESSIONAL CORPORATION
                                   ATTORNEYS AT LAW

                                 3700 Bank One Center
                                   1717 Main Street
                              Dallas, Texas  75201-4639
Frederick C. Summers, III       Office (214) 653-2126
Direct: (214) 653-2125         Facsimile (214) 653-2102






                                  November 26, 1996



Sovereign Credit Finance I, Inc.
4015 Beltline Road
Building B
Dallas, Texas  75244

          Re:  11% Notes Due October 15, 2000

Gentlemen:

     The purpose of this letter is to advise you that the discussion under the caption "Certain Federal Income Tax Considerations" in the Sovereign Credit Finance I, Inc. Prospectus relating to an offering of $20 million in 11% Notes Due October 15, 2000 (the "Prospectus") reflects the opinion of Frederick C. Summers, III, A Professional Corporation, as to the tax matters discussed therein.

     We hereby consent to the references to this firm under the captions "Certain Federal Income Tax Considerations" and "Legal Matters" in the Prospectus and the filing with the Securities and Exchange Commission of this letter as an exhibit to the Form S-l Registration Statement related to the Prospectus.

                         Very truly yours,

                         FREDERICK C. SUMMERS, III
                         A PROFESSIONAL CORPORATION



                         /S/ FREDERICK C. SUMMERS, III
                         -----------------------------
                         Frederick C. Summers, III